Exhibit 99.2

KITE

QUARTERLY FINANCIAL SUPPLEMENTAL

Q3 2021

kiterealty.com

KRG
LISTED
NYSE

QUARTERLY FINANCIAL SUPPLEMENTAL – SEPTEMBER 30, 2021

PAGE NO.	TABLE OF CONTENTS

3	Earnings Press Release
7	Corporate Profile
8	Contact Information
9	Important Notes Including Non-GAAP Disclosures
12	Consolidated Balance Sheets
13	Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2021 and 2020
14	Same Property Net Operating Income
15	Net Operating Income and EBITDA by Quarter
16	Funds from Operations for the Three and Nine Months Ended September 30, 2021 and 2020
17	Adjusted Funds From Operations and Other Financial Information for the Three and Nine Months Ended September 30, 2021 and 2020
18	Summary Income Statement
19	Accounts Receivable Impact of COVID-19
20	Joint Venture Summary as of September 30, 2021
21	Summary of Outstanding Debt as of September 30, 2021
22	Maturity Schedule of Outstanding Debt as of September 30, 2021
23	Key Debt Metrics
24	Top 25 Tenants by Annualized Base Rent
25	Retail Leasing Spreads
26	Lease Expirations
27	Development and Redevelopment Projects
28	Geographic Diversification – Annualized Base Rent by Region and State
29	Operating Retail Portfolio Summary Report
33	Operating Office Properties and Other
34	Components of Net Asset Value

PRESS RELEASE

Contact Information: Kite Realty Group Trust
Jason Colton
SVP, Capital Markets & Investor Relations
317.713.2762
jcolton@kiterealty.com

Kite Realty Group Trust Reports Third Quarter 2021 Operating Results

Indianapolis, Indiana, October 28, 2021 - Kite Realty Group Trust (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets, reported today its operating results for the third quarter ended September 30, 2021.

“I could not be more impressed with how the KRG team produced tremendous third quarter results while simultaneously pursuing a transformative merger with RPAI,” said John A. Kite, Chairman and CEO. “Demand for high-quality open-air retail remains robust, and we continue to capitalize on a favorable leasing environment. With the merger complete we expect the momentum to continue. KRG’s open-air portfolio has a productive mix of properties predominantly located in high-growth warmer and cheaper markets, with an increased presence in strategic gateway markets. I am excited to welcome our new colleagues – together we have a stronger team, a best-in-class platform, and a dynamic portfolio. I cannot thank the entire team enough. I know we will all continue our tireless work to drive long-term value to our stakeholders.”

Third Quarter Financial Results
•Realized net loss attributable to common shareholders of $7.0 million, or $0.08 per common share, compared to net loss of $4.6 million, or $0.05 per common share, for the three months ending September 30, 2021 and 2020, respectively.
•Generated NAREIT Funds From Operations of the Operating Partnership (FFO) of $22.3 million, or $0.25 per diluted common share.
•Generated Funds From Operations, as adjusted, of the Operating Partnership (FFO) of $29.5 million, or $0.33 per diluted common share.
◦Excludes a positive impact of $2.1 million of 2020 Collection Impact, which is related to the recovery of 2020 cash and non-cash bad debt and accounts receivable.
◦Excludes the impact of $9.2 million of merger and acquisition costs.
•Same-Property Net Operating Income (NOI) increased by 10.8%.

Third Quarter Portfolio Operations
•Executed 82 new and renewal leases representing over 584,000 square feet.
◦GAAP leasing spreads of 32.5% (20.6% cash basis) on 17 comparable new leases, 16.1% (10.4% cash basis) on 33 comparable renewals, and 20.7% (13.4% cash basis) on a blended basis.
•Signed 7 new anchor leases, including 3 grocery leases.
◦Brings signed Anchor Acceleration leases to 12 since the program’s inception, generating an average 26% cash yield and a 14% comparable cash leasing spread on 8 comparable leases.

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•Annualized base rent (ABR) per square foot for the operating retail portfolio was $18.54, a 3% increase year-over-year.
•Retail leased percentage was 92.8%, a sequential increase of 130 basis points.
◦Portfolio leased-to-occupied spread is 400 basis points, which equates to $14 million of signed-not-open NOI.

Third Quarter Development Activity
•Entered into a joint venture with a local developer for the construction of 285 multi-family units and 24,000 square feet of ground floor retail at The Corner in Carmel, IN. KRG sold the land to the venture and retained a 50% interest in the venture.
•Commenced development activities on a vacant parcel for a new Fresh Market and additional shop space at The Landing at Tradition in Port St. Lucie, FL.

Transaction Activity
•Subsequent to quarter end, KRG sold Westside Market for $24.8 million.

Balance Sheet Overview

•As of September 30, 2021, KRG’s net-debt-to-Adjusted EBITDA was 6.1x.
•Pro forma for $14 million of signed-not-open NOI, net-debt-to-adjusted EBITDA would be 5.7x.
•Subsequent to quarter end, received inaugural credit rating of BBB with a stable outlook from Fitch Ratings.

Merger Completion
•Subsequent to quarter end, on October 22, 2021, KRG completed the transformative merger with RPAI.
•Strategic merits of the transaction can be found in KRG’s third quarter investor update posted on the company website and include, but are not limited to, the following:
◦Immediate accretion to FFO and NAV.
◦Created a top 5 shopping center REIT, which will provide capital market benefits and deepen tenant relationships by offering a broader mix of open-air retail formats.
◦Increased geographic footprint in high-growth warmer and cheaper markets and added a meaningful presence in select strategic gateway markets.
◦Enhanced growth opportunities through several strong active development projects and numerous entitled land sites to be used for additional value creation.
◦Strengthened KRG’s balance sheet, with no material debt maturities until 2023.
•KRG estimates stabilized GAAP synergies of approximately $34 – $36 million, of which $21 million has been realized as of the closing and the balance is anticipated to be realized over the next 12 – 18 months.

2021 Earnings Guidance
•Due to the timing of the merger, which closed in the fourth quarter, KRG is withdrawing 2021 guidance. The Company will issue 2022 earnings guidance, as a combined company, in conjunction with KRG’s fourth quarter earnings release.

Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Friday, October 29, 2021, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s corporate website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (Conference ID: 4559979). In addition, a webcast replay link will be available on the corporate website.

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About Kite Realty Group Trust
Kite Realty Group Trust (NYSE: KRG) is a real estate investment trust (REIT) headquartered in Indianapolis, IN that is one of the largest publicly traded owners and operators of open-air shopping centers and mixed-use assets. The company’s primarily grocery-anchored portfolio is located in high-growth warmer and cheaper markets and select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets makes the KRG portfolio an ideal mix for both retailers and consumers. Publicly listed since 2004, KRG has nearly 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of September 30, 2021, proforma for the merger, the company owned interests in 185 U.S. open-air shopping centers and mixed-use assets, comprising over 30 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | Twitter | Instagram | Facebook

Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ significantly from our forward-looking statements is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, including possible resurgences and mutations, on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The effects of COVID-19 have caused and may continue to cause many of our tenants to close stores, reduce hours or significantly limit service, making it difficult for them to meet their rent obligations, and therefore has and will continue to impact us significantly for the foreseeable future. COVID-19 has impacted us significantly, and the extent to which it will continue to impact us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the continued speed of the vaccine distribution, the efficacy of vaccines, including against variants of COVID-19, acceptance and availability of vaccines, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.

Additional risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: the risks associated with the merger with RPAI, including the integration of the businesses of the combined company, the ability to achieve expected synergies or costs savings and potential disruptions to the Company’s plans and operations; national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty; financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent or request rent concessions, and the risk of tenant insolvency and bankruptcy; the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, periodic costs to repair, renovate and re-lease spaces, operating costs and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real

p. 5	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; risks related to our current geographical concentration of the Company’s properties in Texas, Florida, New York, Maryland, Virginia and North Carolina; civil unrest, acts of terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions such as hurricanes, tropical storms, tornadoes, earthquakes, droughts, floods and fires, including such events or conditions that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. Due to high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts

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CORPORATE PROFILE

General Description

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) engaged primarily in the ownership and operation, acquisition, development and redevelopment of high-quality neighborhood and community shopping centers in certain select markets in the United States. As of September 30, 2021, we owned interests in 87 operating properties totaling approximately 16.8 million square feet and five development and redevelopment projects.

Our strategy is to maximize the cash flow of our operating properties, successfully complete the construction and lease-up of our redevelopment and development portfolio, and continue to gain scale in our target markets. New investments are focused in the shopping center sector primarily in markets that are benefiting from existing and accelerating migration patterns and where we believe we can leverage our existing infrastructure and relationships to generate attractive risk-adjusted returns. Dispositions are generally designed to increase the quality of our portfolio and exit non-target markets. The proceeds of dispositions will generally be used to acquire assets in our target markets, strengthen the Company’s balance sheet, or otherwise allocated so as to generate attractive risk-adjusted returns.

Company Highlights as of September 30, 2021

	# of Properties	Total GLA /NRA	Owned GLA /NRA[1]
Operating Retail Properties	83	16,261,307	11,657,803
Operating Office Properties and Other	4	497,576	497,576
Total Operating Properties	87	16,758,883	12,155,379
Development and Redevelopment Projects[2]	6	905,893	408,290
Total All Properties	93	17,664,776	12,563,669
	Retail	Non-Retail	Total
Operating Properties – Leased Percentage	92.8%	97.6%	93.0%
States			16

Stock Listing: New York Stock Exchange symbol: KRG

____________________
1	Excludes square footage of structures located on land owned by the company and ground leased to tenants and adjacent non-owned anchors.
2	Includes square footage of planned space upon completion.

p. 7	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

CONTACT INFORMATION

Corporate Office
30 South Meridian Street, Suite 1100
Indianapolis, IN 46204
(888) 577-5600
(317) 577-5600
www.kiterealty.com

Investor Relations Contact:	Analyst Coverage:	Analyst Coverage:

Jason Colton	Robert W. Baird & Co.	Green Street Advisors, Inc.
Senior Vice President, Capital Markets and IR	Mr. Wes Golladay	Mr. Vince Tibone
Kite Realty Group Trust	(216) 737-7510	(949) 640-8780
30 South Meridian Street, Suite 1100	wgolladay@rwbaird.com	vtibone@greenstreet.com
Indianapolis, IN 46204
(317) 713-2762	Bank of America/Merrill Lynch	Jefferies LLC
jcolton@kiterealty.com	Mr. Jeffrey Spector/Mr. Craig Schmidt	Ms. Linda Tsai
	(646) 855-1363/(646) 855-3640	(212) 778-8011
Transfer Agent:	jeff.spector@bofa.com	ltsai@jefferies.com
craig.schmidt@bofa.com
Broadridge Financial Solutions		KeyBanc Capital Markets
Ms. Kristen Tartaglione	Barclays	Mr. Jordan Sadler/Mr. Todd Thomas
2 Journal Square, 7th Floor	Mr. Anthony F. Powell	(917) 368-2280/(917) 368-2286
Jersey City, NJ 07306	(212) 526-8768	tthomas@keybanccm.com
(201) 714-8094	anthony.powell@barclays.com	jsadler@keybanccm.com

Stock Specialist:	BTIG	Raymond James
	Mr. Michael Gorman	Mr. RJ Milligan
GTS	(212) 738-6138	(727) 567-2585
545 Madison Avenue	mgorman@btig.com	rjmilligann@raymondjames.com
15th Floor
New York, NY 10022	Capital One Securities, Inc.	Piper Sandler
(212) 715-2830	Mr. Christopher Lucas	Mr. Alexander Goldfarb
	(571) 633-8151	(212) 466-7937
	christopher.lucas@capitalone.com	alexander.goldfarb@psc.com

	Citigroup Global Markets	Wells Fargo Securities, LLC
	Mr. Michael Bilerman/Ms. Katy McConnell	Ms. Tamara Fique
	(212) 816-1383/(212) 816-6981	(617) 603-4262/(443) 263-6568
	michael.bilerman@citigroup.com	tamara.fique@wellsfargo.com
katy.mcconnell@citigroup.com

Compass Point Research & Trading, LLC
Mr. Floris van Dijkum
(646) 757-2621
fvandijkum@compasspointllc.com

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IMPORTANT NOTES INCLUDING NON-GAAP DISCLOSURES

Interim Information
This Quarterly Financial Supplemental contains historical information of Kite Realty Group Trust (“the Company” or “KRG”) and is intended to supplement the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, to be filed on or about November 5, 2021, which should be read in conjunction with this supplement. The supplemental information is unaudited, although it reflects all adjustments that, in the opinion of management, are necessary for a fair presentation of operating results for the interim periods.

Forward-Looking Statements
This supplemental information package, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the forward-looking statements is the potential adverse effect of the current pandemic of the novel coronavirus ("COVID-19"), including possible resurgences and mutations, on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The effects of COVID-19 have caused and may continue to cause many of the Company’s tenants to close stores, reduce hours or significantly limit service, making it difficult for them to meet their rental obligations, and therefore has and will continue to impact us significantly for the foreseeable future. COVID-19 has impacted the Company significantly, and the extent to which it will continue to impact the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the continued speed of the vaccine distribution, the efficacy of vaccines, including against variants of COVID-19, acceptance and availability of vaccines, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, and possible short-term and long-term effects of the pandemic on consumer behavior, among others.

In addition, risks, uncertainties and factors that might cause such differences from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements, some of which could be material, include but are not limited to:

•The risk associated with the Merger with RPAI, including the integration of the businesses of the combined company, the ability to achieve expected synergies or cost savings, and potential disruptions to the Company’s plans and operations;
•national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty;
•financing risks, including the availability of, and costs associated with, sources of liquidity;
•our ability to refinance, or extend the maturity dates of, our indebtedness;
•the level and volatility of interest rates;
•the financial stability of tenants, including their ability to pay rent or request rent concessions, and the risk of tenant insolvency and bankruptcy;
•the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space;
•acquisition, disposition, development and joint venture risks;
•property ownership and management risks, including the relative illiquidity of real estate investments, period costs to repair, renovate and re-lease spaces, oeprating costs and expense, vacancies or the inability to rent space on favorable terms or at all;
•our ability to maintain our status as a real estate investment trust for federal income tax purposes;
•potential environmental and other liabilities;
•impairment in the value of real estate property the Company owns;
•the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns;
•risks related to our current geographical concentration of our properties in Texas, Florida, New York, Maryland, Virginia and North Carolina;
•civil unrest, acts of terrorism or water, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions such as hurricanes, tropical storms, tornadoes, earthquakes, droughts, floods and fires, including such events or conditions that may result in underinsured or uninsured losses, or other increased costs and expenses;
•changes in laws and government regulations including governmental orders affecting the use of our properties or the ability of our tenants to operate, and the costs of complying with such changed laws and government regulations;
•possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics;
•insurance costs and coverage;
•risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions;
•other factors affecting the real estate industry generally; and
•other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in our quarterly reports on Form 10-Q.

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IMPORTANT NOTES INCLUDING NON-GAAP DISCLOSURES (CONTINUED)

The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Disclosures

Funds from Operations
Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.

Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO excludes the gain on the sale of the ground lease portfolios as these sales were part of our capital strategy distinct from our ongoing operating strategy of selling individual land parcels, from time to time. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. A reconciliation of net income (calculated in accordance with GAAP) to FFO is included elsewhere in this Financial Supplement.

From time to time, the Company may report or provide guidance with respect to “FFO as adjusted” which starts with FFO, as defined by NAREIT, and then removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, merger and acquisition costs, the impact on earnings from employee severance, the excess of redemption value over carrying value of preferred stock redemption, and the impact of 2020 bad debt or 2020 accounts receivable ("2020 Collection Impact"), which are not otherwise adjusted in the Company’s calculation of FFO.
Adjusted Funds from Operations
Adjusted Funds from Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO modifies FFO, as adjusted for certain cash and non-cash transactions not included in FFO. AFFO should not be considered an alternative to net income as an indication of the company's performance or as an alternative to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The Company’s computation of AFFO may differ from the methodology for calculating AFFO used by other REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net income (calculcated in accordance with GAAP) to AFFO is included elsewhere in this Financial Supplement.

Net Operating Income and Same Property Net Operating Income
The Company uses property net operating income (“NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. The Company defines NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses, including merger and acquisition costs. The Company believes that NOI is helpful to investors as a measure of our operating performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.

The Company also uses same property NOI ("Same Property NOI"), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination income in excess of lost rent, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the following: the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full quarters presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.

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IMPORTANT NOTES INCLUDING NON-GAAP DISCLOSURES (CONTINUED)

NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. Our computation of NOI and Same Property NOI may differ from the methodology used by other REITs, and therefore may not be comparable to such other REITs.

When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company a) begins recapturing space from tenants or b) the contemplated plan significantly impacts the operations of the property. For the quarter ended September 30, 2021, the Company excluded three redevelopment properties from the same property pool that met these criteria and were owned in both comparable periods. In addition, the Company excluded one recently acquired property from the same property pool.

Earnings Before Interest Expense, Income Tax Expense, Depreciation and Amortization (EBITDA) and Net Debt to EBITDA
The Company defines EBITDA, a non-GAAP financial measure, as net income before depreciation and amortization, interest expense and income tax expense of taxable REIT subsidiary. For informational purposes, the Company has also provided Adjusted EBITDA, which the Company defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of properties or impairment charges, (iii) other income and expense, (iv) noncontrolling interest EBITDA and (v) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company's share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by us, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP, and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.

Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company has also provided Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of our operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of our operating results.

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CONSOLIDATED BALANCE SHEETS (UNAUDITED)

($ in thousands)
	September 30, 2021	December 31, 2020
Assets:
Investment properties, at cost	$3,124,987	$3,143,961
Less: accumulated depreciation	(816,993)	(755,100)
	2,307,994	2,388,861
Cash and cash equivalents	99,514	43,648
Tenant and other receivables, including accrued straight-line rent of $25,143 and $24,783, respectively	45,873	57,154
Restricted cash and escrow deposits	4,285	2,938
Deferred costs and intangibles, net	54,231	63,171
Short-term deposits	125,000	—
Prepaid and other assets	39,165	39,975
Investments in unconsolidated subsidiaries	12,956	12,792
Assets held for sale	19,866	—
Total Assets	$2,708,884	$2,608,539
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness, net	$1,288,994	$1,170,794
Accounts payable and accrued expenses	85,721	77,469
Deferred revenue and other liabilities	81,344	85,649
Total Liabilities	1,456,059	1,333,912
Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	53,281	43,275
Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 84,575,441 and 84,187,999 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	846	842
Additional paid in capital	2,069,983	2,085,003
Accumulated other comprehensive loss	(22,476)	(30,885)
Accumulated deficit	(849,507)	(824,306)
Total Kite Realty Group Trust Shareholders’ Equity	1,198,846	1,230,654
Noncontrolling Interests	698	698
Total Equity	1,199,544	1,231,352
Total Liabilities and Equity	$2,708,884	$2,608,539

p. 12	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

($ in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Rental income	$70,216	$64,293	$206,097	$191,359
Other property related revenue	1,054	670	3,133	6,626
Fee income	195	104	1,144	299
Total revenue	71,465	65,067	210,374	198,284
Expenses:
Property operating	10,482	10,330	30,978	30,450
Real estate taxes	8,624	9,362	26,574	26,551
General, administrative, and other	8,241	6,482	23,676	19,986
Merger and acquisition costs	9,198	—	9,958	—
Depreciation and amortization	30,193	33,953	90,625	96,830
Total expenses	66,738	60,127	181,811	173,817
Gain on sale of properties, net	1,260	3,226	27,517	4,893
Operating income	5,987	8,166	56,080	29,360
Interest expense	(12,878)	(12,550)	(37,386)	(38,115)
Income tax benefit of taxable REIT subsidiary	91	190	308	496
Equity in loss of unconsolidated subsidiaries	(196)	(417)	(758)	(1,256)
Other income, net	168	(16)	189	234
Net (loss) income	(6,828)	(4,627)	18,433	(9,281)
Net (income) loss attributable to noncontrolling interests	(132)	40	(1,058)	(148)
Net (loss) income attributable to Kite Realty Group Trust common shareholders	$(6,960)	$(4,587)	$17,375	$(9,429)

Net (loss) income per common share - basic	$(0.08)	$(0.05)	$0.21	$(0.11)
Net (loss) income per common share - diluted	$(0.08)	$(0.05)	$0.20	$(0.11)

Weighted average common shares outstanding - basic	84,556,689	84,194,821	84,468,519	84,125,405
Weighted average common shares outstanding - diluted	84,556,689	84,194,821	85,383,849	84,125,405
Dividends per common share	$0.1800	$0.0520	$0.5000	$0.3695

p. 13	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

SAME PROPERTY NET OPERATING INCOME (NOI)

($ in thousands)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Number of properties for the period[1]	83	83

Leased percentage at period end	92.8%	93.3%		92.8%	93.3%
Economic Occupancy percentage[2]	89.3%	92.0%		89.1%	92.5%

Minimum rent	$50,107	$50,071		$149,385	$150,806
Tenant recoveries	14,927	14,899		44,791	45,600
Bad debt recovery (provision)	1,775	(3,095)		1,207	(9,185)
Other income	320	135		834	457
	67,129	62,010		196,217	187,678

Property operating expenses	(9,129)	(8,695)		(26,540)	(25,537)
Real estate taxes	(8,574)	(8,719)		(26,071)	(26,329)
	(17,703)	(17,414)		(52,611)	(51,866)
Same Property NOI	$49,426	$44,596	10.8%	$143,606	$135,812	5.7%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$49,426	$44,596		$143,606	$135,812
Net operating income - non-same activity[3]	2,738	675		8,072	5,172
Other income (expense), net	258	(139)		883	(227)
General, administrative and other	(8,241)	(6,482)		(23,676)	(19,986)
Merger and acquisition costs	(9,198)	—		(9,958)	—
Depreciation and amortization expense	(30,193)	(33,953)		(90,625)	(96,830)
Interest expense	(12,878)	(12,550)		(37,386)	(38,115)
Gain on sales of properties	1,260	3,226		27,517	4,893
Net (income) loss attributable to noncontrolling interests	(132)	40		(1,058)	(148)
Net (loss) income attributable to common shareholders	$(6,960)	$(4,587)		$17,375	$(9,429)

____________________
1
Same Property NOI excludes (i) The Corner, Glendale Town Center, and Hamilton Crossing redevelopments, (ii) Eddy Street Commons - Phases II and III, and The Landing at Tradition - Phase II developments, (iii) the recently acquired Eastgate Crossing, and (iv) office properties.

2	Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
3	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool including properties sold during both periods.

p. 14	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

NET OPERATING INCOME AND EBITDA BY QUARTER

($ in thousands)
	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Revenue:
Minimum rent[1]	$49,497	$49,097	$49,801	$49,506	$48,669
Minimum rent - ground leases	3,663	3,656	4,038	4,190	4,152
Tenant reimbursements	15,186	14,308	15,389	15,863	15,134
Bad debt recovery (expense)	1,709	597	(1,420)	(3,412)	(3,643)
Other property related revenue	258	336	549	1,675	201
Overage rent	161	332	82	164	—
Parking revenue, net[2]	320	152	(1)	(257)	(32)
	70,794	68,478	68,438	67,729	64,481
Expenses:
Property operating - Recoverable[3]	9,185	8,666	8,407	8,688	8,700
Property operating - Non-Recoverable[3]	1,001	1,229	1,547	1,516	1,342
Real estate taxes	8,444	8,343	9,212	9,122	9,168
	18,630	18,238	19,166	19,326	19,210
Net Operating Income - Properties	52,164	50,240	49,272	48,403	45,271

Other (Expenses) Income:
General, administrative, and other	(8,241)	(8,159)	(7,276)	(7,602)	(6,482)
Severance charges	—	—	—	(3,253)	—
Fee income	195	515	434	79	104
	(8,046)	(7,644)	(6,842)	(10,776)	(6,378)
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization	44,118	42,596	42,430	37,627	38,893

Depreciation and amortization	(30,193)	(29,798)	(30,634)	(31,818)	(33,953)
Merger and acquisition costs	(9,198)	(760)	—	—	—
Interest expense	(12,878)	(12,266)	(12,242)	(12,284)	(12,550)
Equity in loss of unconsolidated subsidiaries	(196)	(244)	(318)	(429)	(417)
Income tax benefit of taxable REIT subsidiary	91	100	118	200	190
Other income (expense), net	168	227	(206)	21	(16)
Gain (loss) on sales of properties	1,260	50	26,207	(159)	3,226
Net income (loss)	(6,828)	(95)	25,355	(6,842)	(4,627)
Less: Net (income) loss attributable to noncontrolling interests	(132)	(147)	(778)	48	40
Net (loss) income attributable to Kite Realty Group Trust	$(6,960)	$(242)	$24,577	$(6,794)	$(4,587)

NOI/Revenue	73.7%	73.4%	72.0%	71.5%	70.2%
Recovery Ratios[4]
- Retail Properties	89.4%	88.1%	90.6%	92.8%	87.8%
- Consolidated	86.1%	84.1%	87.3%	89.1%	84.7%

____________________
1	Minimum rent includes $33,000, $0.3 million, $1.2 million, $0.6 million, and $0.3 million of lease termination income for the three months ended September 30, 2021, June 30, 2021, March 31, 2021, December, 31, 2020, and September 30, 2020, respectively.
2	Parking revenue, net represents the net operating results of the Eddy Street Parking Garage, the Union Station Parking Garage, and the Pan Am Plaza Parking Garage.
3	Recoverable expenses include recurring G&A expense of $1.4 million allocable to the property operations in the three months ended September 30, 2021, a portion of which is recoverable. Non-recoverable expenses primarily include ground rent, professional fees, and marketing costs.
4	“Recovery Ratio” is computed by dividing tenant reimbursements by the sum of recoverable property operating expense and real estate tax expense.

p. 15	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

FUNDS FROM OPERATIONS[1,2]

($ in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Funds From Operations ("FFO")
Consolidated net (loss) income	$(6,828)	$(4,627)	$18,433	$(9,281)
Less: net income attributable to noncontrolling interests in properties	(132)	(132)	(396)	(396)
Less: Gain on sales of properties	(1,260)	(3,226)	(27,517)	(4,893)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	30,537	34,295	91,650	97,827
FFO of the Operating Partnership[1]	22,317	26,310	82,170	83,257
Less: Limited Partners' interests in FFO	(543)	(657)	(2,301)	(2,165)
FFO attributable to Kite Realty Group Trust common shareholders[1]	$21,774	$25,653	$79,869	$81,092
FFO, as defined by NAREIT, per share of the Operating Partnership - basic	$0.26	$0.30	$0.95	$0.96
FFO, as defined by NAREIT, per share of the Operating Partnership - diluted	$0.25	$0.30	$0.94	$0.96

Add: merger and acquisition costs	9,198	—	9,958	—
Less: 2020 Collection Impact	(2,063)	—	(3,329)	—
FFO, as adjusted, of the Operating Partnership	$29,452	$26,310	$88,799	$83,257
FFO, as adjusted, per share of the Operating Partnership - basic	$0.34	$0.30	$1.02	$0.96
FFO, as adjusted, per share of the Operating Partnership - diluted	$0.33	$0.30	$1.01	$0.96

Weighted average common shares outstanding - basic	84,556,689	84,194,821	84,468,519	84,125,405
Weighted average common shares outstanding - diluted	85,582,358	84,384,457	85,383,849	84,300,979
Weighted average common shares and units outstanding - basic	87,003,748	86,429,812	86,951,170	86,341,243
Weighted average common shares and units outstanding - diluted	88,029,417	86,619,448	87,866,501	86,516,817

FFO, as defined by NAREIT, per diluted share/unit
Consolidated net income (loss)	$(0.08)	$(0.05)	$0.21	$(0.11)
Less: net income attributable to noncontrolling interests in properties	0.00	0.00	0.00	0.00
Less: Gain on sales of properties	(0.01)	(0.04)	(0.31)	(0.06)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.35	0.39	1.04	1.13
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit[1,2]	$0.25	$0.30	$0.94	$0.96

Add: merger and acquisition costs	0.10	—	0.11	—
Less: 2020 Collection Impact	(0.02)	—	(0.04)	—
FFO, as adjusted, of the Operating Partnership per diluted share/unit [2]	$0.33	$0.30	$1.01	$0.96

____________________
1	“FFO of the Operating Partnership" measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
2	Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.

p. 16	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

ADJUSTED FUNDS FROM OPERATIONS AND OTHER FINANCIAL INFORMATION

($ in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of FFO, as adjusted, to Adjusted Funds from Operations (AFFO)
FFO, as adjusted, of the Operating Partnership	$29,452	$26,310	$88,799	$83,257
Add:
Depreciation of non-real estate assets	100	114	302	365
Amortization of deferred financing costs	683	467	1,963	1,640
Non-cash compensation expense	1,821	1,460	5,329	3,873
Less:
Straight-line rent - minimum rent	461	118	780	489
Straight-line rent - common area maintenance	163	146	480	504
Straight-line rent - reserve for uncollectability	—	(507)	(110)	(4,264)
Market rent amortization income	530	555	1,432	1,922
Amortization of debt premium	111	111	333	333
Capital expenditures[1]:
Maintenance capital expenditures	446	304	807	1,285
Revenue enhancing tenant improvements	1,949	3,490	4,306	6,938
External lease commissions	400	187	1,018	551
Total Recurring AFFO of the Operating Partnership	27,996	$23,947	$87,347	$81,377

Other Financial Information:
Scheduled debt principal payments	$578	$559	$1,720	$1,662

____________________
1	Excludes landlord work, tenant improvements and leasing commissions relating to development, redevelopment, and Anchor Acceleration projects.

p. 17	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

SUMMARY INCOME STATEMENT

($ in thousands)
	Three Months Ended September 30,
	2021	2020	% Change

Same Property Revenue	$67,129	$62,010	8.3%
Same Property Expenses	(17,703)	(17,414)	(1.7)%
Same Property Net Operating Income	49,426	44,596	10.8%

Sold Assets Net Operating Income	—	573
Non-Same Property Net Operating Income	2,738	102

Net Operating Income	52,164	45,271	15.2%

General and Administrative Expense	(8,241)	(6,482)	(27.1)%
Fee income	195	104	87.5%
EBITDA	44,118	38,893	13.4%

Merger and acquisition costs	(9,198)	—	(100.0)%
Interest Expense	(12,878)	(12,550)	(2.6)%
Other income (expense), net	275	(33)	933.3%
Funds From Operations	22,317	26,310	(15.2)%

2020 Collection Impact	(2,063)	—	100.0%
Merger and Acquisition Costs	9,198	—	100.0%
Funds From Operations, as adjusted	29,452	26,310	11.9%

Non-Cash Items	1,339	1,618	17.2%
Capital Expenditures	(2,795)	(3,981)	29.8%
Recurring Adjusted Funds From Operations	27,996	23,947	16.9%

FFO per share of the Operating Partnership, as adjusted - diluted	$0.33	$0.30	10.1%

p. 18	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

IMPACT OF COVID-19

($ in thousands)
Bad Debt Breakout
	Amount	Supplemental Page No.:
Bad Debt Type
3rd Quarter Billed Rent Deemed Uncollectible - Operating Tenants	$566
3rd Quarter Cash Impact	566
Recovery of Bad Debt Incurred in 1st and 2nd Quarters of 2021	(159)
Straight-Line Rent Recovery from 1st and 2nd Quarters of 2021	(53)
2021 Impact	354
Previous Accounts Receivable Balance Accrued in 2020 Now Deemed Uncollectible	270
Recovery of Bad Debt Incurred in 2020	(2,413)
Straight-Line Rent Expense from 2020	80
Total 3rd Quarter Bad Debt Expense (Recovery)	$(1,709)	15

Accounts Receivable Impact
	Amount	Supplemental Page No.:
Balance as of June 30, 2021	$46,678
Small Business Loans	(170)
Other Activity	5
3rd Quarter Billed Rent Outstanding	1,592
3rd Quarter Billed Rent Deemed Uncollectible	(566)
Accounts Receivable Balances Prior to 1st Quarter Deemed Uncollectible	(270)
Amounts Collected Outstanding as of December 31	(1,396)
Balance as of September 30, 2021	$45,873	12

Revenue Breakdown
	Amount	Supplemental Page No.:
3rd Quarter Billed Rent	$65,057
3rd Quarter Billed Rent Deemed Uncollectible	(566)
Previous Billed Rent Deemed Uncollectible	(270)
Reserved in Previous Quarter, Paid in 3rd Quarter	2,413
Other Revenues	4,160
3rd Quarter Total Revenues	$70,794	15

3rd Quarter Total Revenues	70,794
Previous Accounts Receivable Balance Now Deemed Uncollectible	270
Recovery of Previous Bad Debt	(2,413)
Other Revenues	(4,160)
3rd Quarter Net Recurring Revenue	$64,491

Comparison to Q1 2020
1st Quarter 2020 Billed Rent	$67,400
Difference from 1st Quarter 2020 to 3rd Quarter 2021 in Billed Rent	(3.5)%

1st Quarter 2020 Net Recurring Revenues	$68,020
Difference from 1st Quarter 2020 to 3rd Quarter 2021 in Net Recurring Revenues	(5.2)%

p. 19	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

JOINT VENTURE SUMMARY - SEPTEMBER 30, 2021

($ in thousands)

CONSOLIDATED INVESTMENTS
Investment Partner	Total GLA	Total Assets	Total Debt	Partner Economic Ownership Interest [1]	Partner Share of Debt	Partner Share of Annual Income
Individual Investors	466,907	$139,774	$29,193	2% - 15%	$584	$528

UNCONSOLIDATED INVESTMENTS
Investment Partner	Total GLA	Total Assets	Total Debt	KRG Economic Ownership Interest	KRG Share of Debt	KRG Investment	KRG Share of Quarterly EBITDA	KRG Share of Quarterly EBITDA Annualized
Nuveen	416,877	$100,688	$51,890	20%	$10,378	$9,010	$298	$1,193
Individual Investors	359,460	88,265	48,560	12% - 35%	13,431	4,013	105	421
Total	776,337	$188,953	$100,450		$23,809	$13,023	$403	$1,614

____________________
1	Economic ownership % represents the partner's share of cash flow.

p. 20	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

SUMMARY OF OUTSTANDING DEBT AS OF SEPTEMBER 30, 2021

($ in thousands)
TOTAL OUTSTANDING DEBT [1]
	Outstanding Amount	Ratio	Weighted Average Interest Rate	Weighted Average Maturity (in years)
Fixed Rate Debt	1,114,787	84%	3.78%	4.3
Variable Rate Debt	184,193	14%	3.48%	4.2
Net Debt Premiums and Issuance Costs, Net	(9,986)	N/A	N/A	N/A
Total Consolidated Debt	1,288,994	98%	3.74%	4.3
KRG Share of Unconsolidated Debt	23,810	2%	4.46%	5.0
Total	1,312,804	100%	3.75%	4.3

SCHEDULE OF MATURITIES BY YEAR
	Secured Debt
	Scheduled Principal Payments	Term Maturities	Unsecured Debt [2]	Total Consolidated Debt	Total Unconsolidated Debt	Total Outstanding Debt
2021	584	—	—	584	89	673
2022	1,043	153,500	—	154,543	341	154,884
2023	806	161,517	95,000	257,323	270	257,593
2024	854	—	—	854	1,998	2,852
2025	904	—	80,000	80,904	10,734	91,638
2026	957	—	300,000	300,957	—	300,957
2027 And Beyond	3,715	100	500,000	503,815	10,378	514,193
Net Debt Premiums and Issuance Cost, Net	(9,986)	—	—	(9,986)	—	(9,986)
Total	$(1,123)	$315,117	$975,000	$1,288,994	$23,810	$1,312,804

1	Fixed rate debt includes, and variable rate debt excludes, the portion of such debt that has been hedged by interest rate derivatives. As of September 30, 2021, $250 million in variable rate debt is hedged for a weighted average of 4.1 years and $155 million in fixed rate debt is hedged to floating rate for a weighted average of 3.9 years.
2	This presentation reflects the Company's exercise of its option to extend the maturity date by one year to April 22, 2023 for the Company's unsecured credit facility.The ability to exercise this option is subject to certain customary conditions, which the Company does not unilaterally control.

($ In millions)
$500
$400
$300
$200
$100
$0
95.0
154.2
161.5
80.0
11.7
300.0
250.0
250.0
10.4
8.3
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
Line of Credit
Mortgage Debt
Unconsolidated
Unsecured Debt
Unsecured Term Loans

(1) Chart excludes annual principal payments and net premiums on fixed rate debt.

p. 21	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

MATURITY SCHEDULE OF OUTSTANDING DEBT AS OF SEPTEMBER 30, 2021

($ in thousands)
Property	Interest Rate[1]	Maturity Date	Balance as of September 30, 2021	% of Total Outstanding

2021 Debt Maturities			—	—%

Delray Marketplace [2]	LIBOR + 160	2/5/2022	29,193
Bayonne Crossing	4.43%	4/1/2022	41,469
Saxon Crossing	4.65%	7/1/2022	11,400
Shops at Moore	4.29%	9/1/2022	21,300
Shops at Julington Creek	4.60%	9/1/2022	4,785
Centre Point Commons	4.34%	10/1/2022	14,410
Miramar Square	4.16%	12/1/2022	31,625
2022 Debt Maturities			154,182	12%

Centennial Gateway	3.81%	1/1/2023	23,962
Centennial Center	3.83%	1/6/2023	70,455
Eastern Beltway	3.83%	1/6/2023	34,100
The Corner (AZ)	4.10%	3/1/2023	14,750
Chapel Hill	3.78%	4/1/2023	18,250
Unsecured Credit Facility [3]	LIBOR + 115	4/22/2023	—
Senior Unsecured Note	4.23%	9/10/2023	95,000
2023 Debt Maturities			256,517	20%

2024 Debt Maturities			—	—%

Senior Unsecured Note [6]	LIBOR + 365	9/10/2025	80,000
2025 Debt Maturities			80,000	6%

Senior Unsecured Note	4.00%	10/1/2026	300,000
2026 Debt Maturities			300,000	23%

Senior Unsecured Exchangeable Note	0.75%	4/1/2027	175,000
Senior Unsecured Note [6]	LIBOR + 375	9/10/2027	75,000
Unsecured Term Loan [4]	LIBOR + 200	10/24/2028	250,000
Rampart Commons	5.73%	6/10/2030	8,281
2027 And Beyond Debt Maturities			508,281	39%
NET PREMIUMS ON ACQUIRED DEBT & ISSUANCE COSTS			(9,986)
TOTAL DEBT PER CONSOLIDATED BALANCE SHEET			$1,288,994	98%

KRG Share of Unconsolidated Debt
Embassy Suites at University of Notre Dame [5]	LIBOR + 250	7/1/2025	11,715
Glendale Center Apartments [5]	LIBOR + 280	5/31/2024	1,717
Nuveen [5]	4.09%	7/1/2028	10,378
TOTAL KRG SHARE OF UNCONSOLIDATED DEBT			23,810	2%
TOTAL CONSOLIDATED AND KRG SHARE OF UNCONSOLIDATED DEBT			$1,312,804

1	At September 30 2021, one-month LIBOR was 0.13%.
2	Property is held in a joint venture. The loan is guaranteed by Kite Realty Group, LP.
3	Assumes Company exercises its option to extend the maturity date by one year.
4	Assumes Company exercises three one-year options to extend the maturity date. Term loan is hedged to a fixed rate of 5.09% until initial maturity of 2025.
5	Properties are held in joint ventures. See Joint Venture Summary on page 20 for additional detail.
6	Notes are hedged to floating rate until 9/10/2025.

p. 22	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

KEY DEBT METRICS

UNSECURED PUBLIC DEBT COVENANTS
	September 30, 2021	Debt Covenant Threshold[1]

Total Debt to Undepreciated Assets	38%	<60%

Secured Debt to Undepreciated Assets	10%	<40%

Undepreciated Unencumbered Assets to Unsecured Debt	277%	>150%

Debt Service Coverage	3.3x	>1.5x

UNSECURED CREDIT FACILITY COVENANTS
	September 30, 2021	Debt Covenant Threshold

Maximum Leverage	39%	<60%

Minimum Fixed Charge Coverage	3.3x	>1.50x

Secured Indebtedness	10.2%	<45%

Unsecured Debt Interest Coverage	3.8	>1.75x

Unsecured Leverage	42%	<60%

Senior Unsecured Debt Ratings:
Moody's Investors Service	Baa3/Stable
Standard & Poor's Rating Services	BBB-/Stable
Fitch Ratings	BBB/Stable

Liquidity ($ in thousands)
Cash, cash equivalents, and short-term deposits	$224,514
Availability under unsecured credit facility	416,103
	$640,617

Unencumbered NOI as a % of Total NOI	73%

1	For a complete listing of all Debt Covenants related to the Company's Senior Unsecured Notes, as well as definitions of the terms, refer to the Company's filings with the SEC.

NET DEBT TO EBITDA
Company's Consolidated Debt & Share of Unconsolidated Debt		$1,322,205
Less: Cash, Cash Equivalents, Restricted Cash, and Short-Term Deposits		(230,926)
		$1,091,279
Q3 2021 EBITDA, Annualized:
- Consolidated EBITDA	$176,472
- Unconsolidated EBITDA [1]	1,614
- Minority Interest EBITDA [1]	(528)	177,556
Ratio of Company Share of Net Debt to EBITDA		6.1x

____________________
1	See page 20 for details

p. 23	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

TOP 25 TENANTS BY ANNUALIZED BASE RENT
As of September 30, 2021
($ in thousands, except per square foot data)

This table includes the following:
•Operating retail properties;
•Operating office properties; and
•Development/Redevelopment property tenants open for business or ground lease tenants who commenced paying rent as of September 30, 2021.

	Number of Stores						Credit Ratings
Tenant	Wholly Owned	JV1	Total Leased GLA/NRA[2]	Annualized Base Rent[3,4]	Annualized Base Rent per Sq. Ft.[4]	% of Total Portfolio Annualized Base Rent[4]	S&P	Moody's
Publix Super Markets, Inc.	11	—	535,466	$5,455	$10.19	2.5%	N/A	N/A
The TJX Companies, Inc.[5]	14	2	471,684	4,879	11.30	2.2%	A	A2
PetSmart, Inc.	13	1	291,379	4,101	14.68	1.9%	B	B2
Ross Stores, Inc.	12	1	364,442	4,067	11.81	1.8%	BBB+	A2
Dick's Sporting Goods, Inc.[6]	7	—	340,502	3,764	11.05	1.7%	N/A	N/A
Nordstrom Rack	5	1	197,797	3,571	20.73	1.6%	BB+	Ba1
Michaels Stores, Inc.	11	1	253,849	3,323	13.83	1.5%	N/A	N/A
Burlington Stores, Inc.	5	—	310,238	3,092	9.97	1.4%	BB+	N/A
National Amusements	1	—	80,000	2,953	36.92	1.4%	B	N/A
Old Navy (11) / Athleta (1)	12	—	188,548	2,906	15.41	1.3%	BB	Ba2
Kohl's Corporation	4	—	184,516	2,832	7.87	1.3%	BBB-	Baa2
Walmart Stores, Inc.[7]	5	—	—	2,776	3.42	1.3%	AA	Aa2
Best Buy Co., Inc.	5	—	183,604	2,661	14.49	1.2%	BBB+	A3
Petco Animal Supplies, Inc.	10	—	136,669	2,465	18.03	1.1%	B	B2
Lowe's Companies, Inc.	3	—	—	2,375	4.91	1.1%	BBB+	Baa1
Bed Bath & Beyond, Inc.[8]	9	1	251,060	2,348	10.18	1.1%	B+	Ba3
LA Fitness	3	—	125,209	2,292	18.31	1.0%	CCC+	Caa1
Hobby Lobby Stores, Inc.	5	—	271,254	2,276	8.39	1.0%	N/A	N/A
Mattress Firm, Inc.[9]	16	—	76,408	2,142	28.04	0.9%	N/A	N/A
Whole Foods Market, Inc.	4	—	139,781	2,130	15.24	0.9%	AA	A1
Walgreens	4	—	63,462	2,104	33.15	0.9%	BBB	Baa2
Sprouts Farmers Market	4	—	107,241	2,101	19.59	0.9%	N/A	N/A
The Kroger Co.[10]	3	—	60,268	2,099	9.19	0.9%	BBB	Baa1
Total Wine & More	4	—	105,684	2,013	19.05	0.9%	N/A	N/A
Five Below, Inc.	12	—	105,471	1,909	18.10	0.8%	N/A	N/A
TOTAL	182	7	4,844,532	$72,636	$11.54	33.1%

1	JV Stores represent stores at unconsolidated properties.
2	Excludes the estimated size of the structures located on land owned by the Company and ground leased to tenants.
3	Annualized base rent represents the monthly contractual rent for September 30, 2021, for each applicable tenant multiplied by 12. Annualized base rent does not include tenant reimbursements. Annualized base rent represents 100% of the annualized base rent at consolidated properties and our share of the annualized base rent at unconsolidated properties.
4	Annualized base rent and percent of total portfolio includes ground lease rent.
5	Includes TJ Maxx (9), Marshalls (5) and HomeGoods (2).
6	Includes Dick's Sporting Goods (6) and Golf Galaxy (1).
7	Includes Walmart (3) and Sam's Club (2).
8	Includes Bed Bath and Beyond (5) and Buy Buy Baby (5).
9	Includes Mattress Firm (12) and Sleepy's (4).
10	Includes Kroger (1), Harris Teeter (1), and Smith's (1).

p. 24	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

RETAIL LEASING SPREADS

			Comparable Space[1,2]
Category	Total Leases	Total Sq. Ft.	Leases	Sq. Ft.	Prior Rent PSF[3]	New Rent PSF[4]	Cash Rent Spread	GAAP Rent Spread[5]	TI, LL Work, Lease Commissions PSF[6]
New Leases - Q3, 2021	38	239,157	17	124,864	$13.47	$16.23	20.6%	32.5%
New Leases - Q2, 2021	27	159,497	11	35,612	25.86	30.95	19.7%	31.2%
New Leases - Q1, 2021	20	100,604	16	89,791	15.20	19.06	25.3%	34.9%
New Leases - Q4, 2020	18	170,711	11	91,576	24.40	23.41	(4.1)%	9.8%
Total	103	669,969	55	341,843	$18.14	$20.43	12.6%	25.1%	$55.98

Renewals - Q3, 2021	44	345,663	33	220,843	$18.68	$20.63	10.4%	16.1%
Renewals - Q2, 2021	46	478,498	39	395,202	14.93	16.05	7.5%	12.1%
Renewals - Q1, 2021	56	326,333	46	300,894	19.67	20.06	2.0%	6.9%
Renewals - Q4, 2020	42	362,858	26	254,752	17.22	17.40	1.0%	7.7%
Total	188	1,513,352	144	1,171,691	$17.35	$18.24	5.1%	10.5%	$0.76

Total - Q3, 2021	82	584,820	50	345,707	$16.79	$19.04	13.4%	20.7%
Total - Q2, 2021	73	637,995	50	430,814	15.83	17.28	9.2%	14.7%
Total - Q1, 2021	76	426,937	62	390,685	18.64	19.83	6.4%	12.2%
Total - Q4, 2020	60	533,569	37	346,328	19.12	18.99	(0.7)%	8.4%
Total	291	2,183,321	199	1,513,534	$17.53	$18.73	6.8%	13.8%	$13.23

________________
1	Comparable space leases on this report are included for second generation retail spaces. Comparable leases represent those leases for which there was a former tenant within the last 12 months. Leases at our two office properties, Thirty South Meridian and Eddy Street Commons, and ground leases are excluded.
2	Comparable renewals exclude leases with terms twenty-four months or shorter.
3	Prior rent represents minimum rent, if any, paid by the prior tenant in the final 12 months of the term. All amounts reported at lease execution.
4	Contractual rent represents contractual minimum rent per square foot for the first 12 months of the lease.
5	The aggregate spread on a straight-line basis over the contractual life of the lease to the comparable lease.
6	Includes redevelopment costs for tenant specific landlord work and tenant allowances provided to tenants.

p. 25	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

LEASE EXPIRATIONS

As of September 30, 2021

($ in thousands, except per square foot data)

This table includes the following:
•Operating retail properties;
•Operating office properties; and
•Development/Redevelopment property tenants open for business or ground lease tenants who commenced paying rent as of September 30, 2021.

		Expiring GLA[2]					Expiring Annualized Base Rent per Sq. Ft.[3]
	Number of Expiring Leases[1]	Shop Tenants	Anchor Tenants	Office and Other Tenants	Expiring Annualized Base Rent (Pro-rata)	% of Total Annualized Base Rent (Pro-rata)	Shop Tenants	Anchor Tenants	Office and Other Tenants	Total
2021	55	105,920	44,000	14,054	$3,760	1.8%	$29.88	$11.27	$21.34	$23.91
2022	207	461,667	518,559	33,241	20,398	9.9%	27.70	13.43	20.82	20.16
2023	241	493,148	1,058,836	113,177	31,711	15.4%	29.49	15.47	7.64	19.08
2024	212	465,554	778,424	66,498	23,295	11.3%	29.81	13.61	14.92	20.12
2025	196	400,185	1,199,389	124,107	27,431	13.4%	30.19	11.49	17.16	16.34
2026	194	441,101	1,143,370	—	24,897	12.1%	28.08	11.49	—	16.25
2027	137	303,158	795,669	18,331	19,856	9.7%	30.12	13.17	32.40	18.14
2028	72	181,606	272,757	61,747	11,145	5.4%	31.17	15.15	22.63	21.65
2029	52	139,674	177,159	—	6,522	3.2%	31.21	12.21	—	20.59
2030	45	146,781	266,032	—	7,675	3.7%	27.28	14.51	—	18.91
Beyond	120	266,732	1,289,665	54,721	28,761	14.0%	29.09	15.78	23.56	18.23
	1,531	3,405,526	7,543,860	485,876	$205,453	100.0%	$29.29	$13.58	$17.00	$18.49

____________________
1	Lease expiration table reflects rents in place as of September 30, 2021 and does not include option periods; 2021 expirations include 18 month-to-month tenants. This column also excludes ground leases.
2	Expiring GLA excludes estimated square footage attributable to non-owned structures on land owned by the Company and ground leased to tenants.
3	Annualized base rent represents the monthly contractual rent as of September 30, 2021 for each applicable tenant multiplied by 12. Excludes tenant reimbursements and ground lease revenue.

p. 26	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

DEVELOPMENT AND REDEVELOPMENT PROJECTS

($ in thousands)

Project	MSA	KRG Ownership %	Anticipated Start Date	Projected Stabilization Date[1]	Projected New Total GLA	Projected New Owned GLA	Total Project Cost	KRG Equity Requirement	KRG Remaining Spend	Estimated Return on Project[2]

Active Projects
Glendale Town Center Apartments	Indianapolis, IN	12%	Q2 2020	Q2 2022	207,000	24,000	$38,400	$1,300	$—	7.0% - 8.0%
Eddy Street Commons at Notre Dame, IN - Phase III	South Bend, IN	100%	Q3 2020	Q1 2022	68,500	18,600	7,500	7,500	2,700	8.5% - 9.5%
Glendale Town Center Retail[3]	Indianapolis, IN	100%	Q1 2021	Q1 2022	54,500	54,500	11,000	3,900	1,600	27.0% - 28.0%
The Landing at Tradition - Phase II	Port St. Lucie, FL	100%	Q2 2022	Q2 2023	39,900	39,900	10,100	10,100	10,100	10.0% - 11.0%
The Corner[4]	Indianapolis, IN	50%	Q4 2021	Q4 2024	319,400	159,700	77,400	—	—	N/A
Total					689,300	296,700	$144,400	$22,800	$14,400	14.0% - 15.0%

Future Opportunities[5]
Hamilton Crossing Centre - Phase II	Indianapolis, IN	Addition of mixed-use (multi-family and retail) components to complement the relocation of the Republic Airways headquarters.

Anchor Acceleration
Leases Signed	12
Tenants Open and Paying Rent	1

Capital Spent (cumulative)	$900
Estimated Capital Remaining	16,400
Total Estimated Capital	$17,300

Estimated Return on Costs	26%

Projected Annualized Development / Redevelopment Cash NOI Summary
Remaining Under Construction Development / Redevelopment Cash NOI[6]	$3,129
Total Remaining Annual Cash NOI	$3,129

____________________
1	Stabilization date represents near completion of project construction and substantial occupancy of the property.
2	Projected ROI for redevelopments is an estimate of the expected incremental stabilized annual operating cash flows to be generated divided by the estimated project costs, including construction, development, financing, and other soft costs, when applicable to the project.
3	Equity requirement is lower than total project cost due to a $7.1 million TIF received from the City of Indianapolis.
4	KRG does not have any equity requirements related to this development.
5	These opportunities are deemed potential at this time and are subject to various contingencies, many of which could be beyond the Company's control.
6	Does not include NOI associated with the Anchor Acceleration.

p. 27	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

GEOGRAPHIC DIVERSIFICATION – ANNUALIZED BASE RENT BY REGION AND STATE

As of September 30, 2021

($ in thousands)

	Total Operating Portfolio Excluding Developments and Redevelopments		Developments and Redevelopments[2]		Joint Ventures[3]		Total Operating Portfolio Including Developments and Redevelopments
Region/State	Owned GLA/NRA[1]	Annualized Base Rent	Owned GLA/NRA[1]	Annualized Base Rent	Owned GLA/NRA[1]	Annualized Base Rent	Number of Properties	Owned GLA/NRA[1]	Annualized Base Rent - Ground Leases	Total Annualized Base Rent	Percent of Annualized Base Rent
South
Florida	3,331,845	$53,964	39,400	$—	121,468	$1,582	29	3,492,713	$2,801	$58,347	25.8%
Texas	1,795,531	27,691	—	—	156,082	2,725	10	1,951,613	1,377	31,793	14.1%
North Carolina	1,233,213	24,819	—	—	—	—	9	1,233,213	817	25,636	11.4%
Oklahoma	505,275	6,576	—	—	—	—	3	505,275	861	7,437	3.3%
Georgia	276,318	3,782	—	—	—	—	1	276,318	357	4,139	1.8%
Tennessee	230,981	3,798	—	—	—	—	1	230,981	—	3,798	1.7%
South Carolina	257,833	3,106	—	—	—	—	2	257,833	—	3,106	1.4%
Texas - Other	107,400	644	—	—	—	—	1	107,400	—	644	0.3%
Total South	7,738,396	124,380	39,400	—	277,550	4,307	56	8,055,346	6,213	134,900	59.9%

Midwest
Indiana - Retail	1,395,530	23,188	344,890	2,231	—	—	19	1,740,420	1,519	26,938	11.9%
Indiana - Other	365,836	6,859	24,000	—	—	—	4	389,836	—	6,859	3.0%
Ohio	236,230	1,899	—	—	—	—	1	236,230	—	1,899	0.8%
Illinois	83,759	1,170	—	—	—	—	1	83,759	—	1,170	0.5%
Total Midwest	2,081,355	33,116	368,890	2,231	—	—	25	2,450,245	1,519	36,866	16.1%

West
Nevada	766,084	19,903	—	—	—	—	4	766,084	3,788	23,691	10.5%
Utah	392,288	7,382	—	—	—	—	2	392,288	—	7,382	3.3%
Arizona	79,902	2,473	—	—	—	—	1	79,902	—	2,473	1.1%
Total West	1,238,274	29,758	—	—	—	—	7	1,238,274	3,788	33,546	14.9%

Northeast
New York	363,023	9,086	—	—	—	—	1	363,023	—	9,086	4.0%
New Jersey	112,140	2,889	—	—	139,022	2,849	2	251,162	2,072	7,810	3.5%
Connecticut	205,619	2,561	—	—	—	—	1	205,619	1,061	3,622	1.6%
Total Northeast	680,782	14,536	—	—	139,022	2,849	4	819,804	3,133	20,518	9.1%
	11,738,807	$201,790	408,290	$2,231	416,572	$7,156	92	12,563,669	$14,653	$225,830	100.0%

____________________
1	Owned GLA/NRA represents gross leasable area or net leasable area owned by the Company. It also excludes the square footage of Union Station Parking Garage and Pan Am Plaza Parking Garage.
2	Represents the three redevelopment and two development projects not in the retail operating portfolio.
3	Represents the three operating properties owned in unconsolidated joint ventures.

p. 28	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

OPERATING RETAIL PORTFOLIO SUMMARY REPORT

As of September 30, 2021

Property	Location (MSA)	Year Built/ Renovated	Owner-ship %	Owned GLA[1]			Leased %			ABR per SqFt	Grocery Anchors[2]	Other Retailers[2]
				Total	Anchors	Shops	Total	Anchors	Shops
Arizona
The Corner	Tucson	2008	100%	79,902	55,883	24,019	100.0%	100.0%	100.0%	$30.96	Total Wine & More	Nordstrom Rack, (Home Depot)
Connecticut
Crossing at Killingly Commons	Willimantic, CT	2010	85%	205,619	148,261	57,358	89.3%	100.0%	61.7%	13.95	Stop & Shop Supermarket, (Target)	TJ Maxx, Michaels, Petco, Staples, Lowe's Home Improvement Center, Old Navy
Florida
12th Street Plaza	Vero Beach	1978/2003	100%	135,016	121,376	13,640	75.7%	73.0%	100.0%	11.55	Publix	Tuesday Morning
Bayport Commons	Tampa	2008	100%	98,668	73,045	25,623	100.0%	100.0%	100.0%	17.98	(Target)	Burlington, PetSmart, Michaels
Centre Point Commons	Sarasota	2007	100%	119,366	93,574	25,792	98.7%	100.0%	93.8%	17.97		Best Buy, Dick's Sporting Goods, Office Depot, Panera Bread, (Lowe's Home Improvement Center)
Cobblestone Plaza	Miami	2011	100%	133,251	68,219	65,032	96.7%	100.0%	93.2%	29.13	Whole Foods	Party City, Planet Fitness
Colonial Square	Fort Myers	2010	100%	186,517	150,505	36,012	98.5%	100.0%	92.3%	12.97		Kohl's, Hobby Lobby, PetSmart
Delray Marketplace	Miami	2013	98%	260,396	118,136	142,260	94.3%	100.0%	89.6%	26.71	Publix	Paragon Theatres, Burt & Max's, Ann Taylor Loft, Chico's, White House Black Market
Estero Town Commons	Fort Meyers	2006	100%	25,696	—	25,696	94.7%	—%	94.7%	15.82		Lowe's Home Improvement Center, Dollar Tree
Hunter's Creek Promenade	Orlando	1994	100%	119,765	55,999	63,766	98.0%	100.0%	96.3%	16.03	Publix
Indian River Square	Vero Beach	1997/2004	100%	142,622	109,000	33,622	93.6%	100.0%	73.0%	12.51	(Target)	Beall's, Office Depot, Dollar Tree, (Panera Bread)
International Speedway Square	Daytona Beach	1999/2013	100%	233,424	203,405	30,019	86.9%	92.4%	49.6%	11.70	Total Wine & More	Bed Bath & Beyond, Staples, Michaels, Dick’s Sporting Goods, Shoe Carnival, Conn's HomePlus
Kings Lake Square	Naples	1986/2014	100%	88,616	45,600	43,016	98.0%	100.0%	95.8%	19.18	Publix
Lake City Commons	Lake City	2008	100%	65,723	45,600	20,123	96.4%	100.0%	88.2%	15.75	Publix
Lake City Commons - Phase II	Lake City	2011	100%	16,291	12,131	4,160	100.0%	100.0%	100.0%	15.98	Publix	PetSmart
Lake Mary Plaza	Orlando	2009	100%	21,385	14,880	6,505	100.0%	100.0%	100.0%	38.30		Walgreens
Lithia Crossing	Tampa	2003/2013	100%	90,722	53,747	36,975	58.2%	32.6%	95.4%	23.59	The Fresh Market	Chili's, Panera Bread
Miramar Square	Miami	2008	100%	231,709	147,505	84,204	94.7%	100.0%	85.4%	18.27	Sprouts Farmers Market	Kohl's, Miami Children's Hospital
Northdale Promenade	Tampa	1985/2017	100%	179,572	130,269	49,303	95.0%	100.0%	81.9%	12.98	(Winn Dixie)	TJ Maxx, Ulta Beauty, Beall's, Crunch Fitness, Tuesday Morning
Pine Ridge Crossing	Naples	1993	100%	105,945	66,435	39,510	94.2%	100.0%	84.5%	18.26	Publix, (Target)	Ulta Beauty, (Beall's)
Pleasant Hill Commons	Orlando	2008	100%	70,645	45,600	25,045	100.0%	100.0%	100.0%	16.02	Publix
Riverchase Plaza	Naples	1991/2001	100%	78,291	48,890	29,401	94.8%	100.0%	86.2%	17.13	Publix
Saxon Crossing	Daytona Beach	2009	100%	119,923	95,304	24,619	96.8%	100.0%	84.5%	15.65	(Target)	Hobby Lobby, LA Fitness, (Lowe's Home Improvement Center)
Shoppes of Eastwood	Orlando	1997	100%	69,083	51,512	17,571	98.1%	100.0%	92.6%	14.01	Publix
Shops at Eagle Creek	Naples	1983/2013	100%	70,731	50,187	20,544	95.8%	100.0%	85.7%	16.38	The Fresh Market	Staples, (Panera Bread), (Lowe's Home Improvement Center)
Tamiami Crossing	Naples	2016	20%	121,468	121,468	—	100.0%	100.0%	—%	13.02	Aldi, (Walmart)	Marshalls, Michaels, PetSmart, Ross Stores, Ulta Beauty, Beall's Outlot/Home Centric
Tarpon Bay Plaza	Naples	2007	100%	81,864	59,442	22,422	98.5%	100.0%	94.6%	17.74	(Target)	PetSmart, Cost Plus World Market, Ross Stores, Panera Bread

See footnotes on page 32

p. 29	Kite Realty Group Trust Supplemental Financial and Operating Statistics - 9/30/2021

OPERATING RETAIL PORTFOLIO SUMMARY REPORT (CONTINUED)

As of September 30, 2021

Property[1]	Location (MSA)	Year Built/ Renovated	Owner-ship %	Owned GLA[1]			Leased %			ABR per Sq. ft.	Grocery Anchors[2]	Other Retailers[2]
				Total	Anchors	Shops	Total	Anchors	Shops
The Landing at Tradition	Port St. Lucie	2007	100%	359,025	283,006	76,019	80.1%	78.8%	84.7%	15.80	(Target)	TJ Maxx, Ulta Beauty, Burlington, LA Fitness, Michaels, Old Navy, PetSmart, DSW, Five Below, Ross Stores
The Shops at Julington Creek	Jacksonville	2011	100%	40,254	21,038	19,216	100.0%	100.0%	100.0%	21.33	The Fresh Market
Tradition Village Center	Port St. Lucie	2006	100%	84,998	45,600	39,398	97.7%	100.0%	95.0%	19.07	Publix
Waterford Lakes Village	Orlando	1997	100%	78,007	51,703	26,304	98.4%	100.0%	95.2%	18.25	Sprouts Farmers Market
Georgia
Mullins Crossing	Augusta	2005	100%	276,318	228,224	48,094	99.3%	100.0%	96.1%	13.78	(Target)	Ross Stores, Old Navy, Five Below, Kohls, La-Z-Boy, Marshalls, Office Max, Petco, Ulta Beauty, Panera Bread
Illinois
Naperville Marketplace	Chicago	2008	100%	83,759	61,683	22,076	97.7%	100.0%	91.1%	14.30	(Caputo's Fresh Market)	TJ Maxx, PetSmart
Indiana
54th & College	Indianapolis	2008	100%	—	—	—	—%	—%	—%	—	The Fresh Market
Bridgewater Marketplace	Westfield	2008	100%	25,975	—	25,975	100.0%	—%	100.0%	23.66		(Walgreens), The Local Eatery, Original Pancake House
Castleton Crossing	Indianapolis	1975/2012	100%	286,377	247,710	38,667	97.4%	100.0%	80.6%	12.26		TJ Maxx/HomeGoods, Burlington, Shoe Carnival, Value City Furniture, K&G Menswear, Chipotle, Verizon, Five Below
Cool Creek Commons	Westfield	2005	100%	126,688	54,401	72,287	96.9%	100.0%	94.6%	21.18	The Fresh Market, Total Wine & More	McAlister's Deli, Buffalo Wild Wings, Pet People
Depauw University Bookstore and Café	Indianapolis	2012	100%	11,974	—	11,974	100.0%	—%	100.0%	9.17		Follett's, Starbucks
Eddy Street Commons at Notre Dame	South Bend	2009	100%	87,987	20,154	67,833	98.8%	100.0%	98.4%	27.43		Hammes Bookstore & Cafe, Chipotle, Urban Outfitters, Five Guys, Kilwins, Blaze Pizza
Fishers Station	Fishers	1989/2018	100%	52,395	15,441	36,954	78.8%	100.0%	70.0%	17.89		Dollar Tree, Goodwill
Geist Pavilion	Fishers	2006	100%	63,910	29,700	34,210	97.6%	100.0%	95.6%	18.79		Ace Hardware, Goodwill, Ale Emporium, Pure Barre
Greyhound Commons	Carmel	2005	100%	9,152	—	9,152	100.0%	—%	100.0%	15.95		(Lowe's Home Improvement Center), Koto Japenese Steakhouse
Nora Plaza	Indianapolis	2004	100%	139,633	73,589	66,044	92.1%	100.0%	83.3%	15.30	Whole Foods, (Target)	Marshalls
Rangeline Crossing	Carmel	1986/2013	100%	99,483	48,171	51,312	91.7%	100.0%	84.0%	21.74	The Fresh Market	Walgreens, Panera Bread, City BBQ
Rivers Edge	Indianapolis	2011	100%	150,207	117,890	32,317	98.9%	100.0%	95.0%	22.80		Nordstrom Rack, The Container Store, Arhaus Furniture, Bicycle Garage of Indy, Buy Buy Baby
Stoney Creek Commons	Noblesville	2000/2013	100%	84,226	84,226	—	64.1%	64.1%	—%	14.38		LA Fitness, Goodwill, (Lowe's Home Improvement Center)
Traders Point I	Indianapolis	2005	100%	211,545	170,809	40,736	82.6%	85.4%	70.9%	15.51		Dick's Sporting Goods, AMC Theatres, Michaels, Old Navy, PetSmart, Books-A-Million
Traders Point II	Indianapolis	2005	100%	45,978	—	45,978	90.4%	—%	90.4%	28.38		Starbucks, Noodles & Company, Qdoba

See footnotes on page 32

p. 30	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

OPERATING RETAIL PORTFOLIO SUMMARY REPORT (CONTINUED)

As of September 30, 2021

Property[1]	Location (MSA)	Year Built/ Renovated	Owner-ship %	Owned GLA[1]			Leased %			ABR per Sqft	Grocery Anchors[2]	Other Retailers[2]
				Total	Anchors	Shops	Total	Anchors	Shops
Nevada
Centennial Center	Las Vegas	2002	100%	334,038	147,824	186,214	100.0%	100.0%	100.0%	26.36	Sam's Club, Walmart	Ross Stores, Big Lots, Famous Footwear, Michaels, Petco, Home Depot, HomeGoods, Skechers, Five Below, Sephora, Tillys
Centennial Gateway	Las Vegas	2005	100%	193,049	139,913	53,136	100.0%	100.0%	100.0%	22.47	Trader Joe's	Party City, Sportsman's Warehouse, Walgreens, UFC Fit
Eastern Beltway Center	Las Vegas	1998/2006	100%	162,326	77,436	84,890	93.9%	100.0%	88.3%	27.15	Sam's Club, Walmart	Petco, Ross Stores, Skechers, Old Navy, (Home Depot)
Rampart Commons	Las Vegas	2002/2018	100%	76,671	11,965	64,706	100.0%	100.0%	100.0%	34.22		Athleta, North Italia, Pottery Barn, Williams Sonoma, Flower Child
New Jersey
Bayonne Crossing	New York / Northern New Jersey	2011	100%	112,140	51,488	60,652	73.3%	41.8%	100.0%	35.17	Walmart	Michaels, Lowe's Home Improvement Center
Livingston Shopping Center	New York / Northern New Jersey	1997	20%	139,022	133,125	5,897	97.9%	100.0%	50.8%	20.93		Cost Plus World Market, Buy Buy Baby, Nordstrom Rack, DSW, TJ Maxx, Ulta Beauty
New York
City Center	New York / Northern New Jersey	2004/2018	100%	363,023	325,139	37,884	96.2%	100.0%	63.7%	26.01	ShopRite	Nordstrom Rack, New York Sports Club, Burlington, Club Champion Golf, National Amusements
North Carolina
Eastgate Crossing	Raleigh	1958/2007	100%	158,724	59,456	99,268	90.7%	100.0%	85.2%	29.90	Trader Joe's, Aldi	Chipotle, Petco, Starbucks, Ulta Beauty
Holly Springs Towne Center - Phase I	Raleigh	2013	100%	209,811	121,761	88,050	92.6%	100.0%	82.4%	18.37	(Target)	Dick's Sporting Goods, Marshalls, Petco, Ulta Beauty, Michaels, Old Navy, Five Below
Holly Springs Towne Center - Phase II	Raleigh	2016	100%	145,043	111,843	33,200	100.0%	100.0%	100.0%	19.06	(Target)	Bed Bath & Beyond, DSW, AMC Theatres, 02 Fitness
Northcrest Shopping Center	Charlotte	2008	100%	133,633	65,576	68,057	91.8%	100.0%	83.9%	23.80	(Target)	REI Co-Op, David's Bridal, Old Navy, Five Below
Oleander Place	Wilmington	2012	100%	45,524	30,144	15,380	100.0%	100.0%	100.0%	18.12	Whole Foods
Parkside Town Commons - Phase I	Raleigh	2015	100%	55,368	22,500	32,868	100.0%	100.0%	100.0%	26.87	Harris Teeter/Kroger, (Target)	Petco, Guitar Center
Parkside Town Commons - Phase II	Raleigh	2017	100%	298,402	188,785	109,617	83.8%	82.3%	86.2%	19.61	(Target)	Golf Galaxy, Hobby Lobby, (Chuy's), Starbucks, Panera Bread, Levity Live, Paragon Theatres
Perimeter Woods	Charlotte	2008	100%	125,579	105,175	20,404	100.0%	100.0%	100.0%	20.89		Best Buy, Off Broadway Shoes, PetSmart, Michaels, (Lowe's Home Improvement Center)
Toringdon Market	Charlotte	2004	100%	61,129	26,546	34,583	97.9%	100.0%	96.3%	23.78	Earth Fare
Ohio
Eastgate Pavilion	Cincinnati	1995	100%	236,230	231,730	4,500	89.0%	88.8%	100.0%	9.03		Best Buy, Dick's Sporting Goods, Value City Furniture, Petsmart, DSW
Oklahoma
Belle Isle Station	Oklahoma City	2000	100%	196,210	115,783	80,427	86.7%	100.0%	67.5%	17.97	(Walmart)	REI, Shoe Carnival, Old Navy, Ross Stores, Nordstrom Rack, Ulta Beauty, Five Below
Shops at Moore	Oklahoma City	2010	100%	260,625	188,037	72,588	90.8%	94.6%	81.1%	12.39		Bed Bath & Beyond, Best Buy, Hobby Lobby, Old Navy, PetSmart, Ross Stores
Silver Springs Pointe	Oklahoma City	2001	100%	48,440	20,515	27,925	83.0%	100.0%	70.4%	14.55	(Sam's Club), (Walmart)	Kohls, Office Depot, (Home Depot)

See footnotes on page 32

p. 31	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

OPERATING RETAIL PORTFOLIO SUMMARY REPORT (CONTINUED)

As of September 30, 2021

Property[1]	Location (MSA)	Year Built/ Renovated	Owner-ship %	Owned GLA[1]			Leased %			ABR per Sqft		Other Retailers [2]
				Total	Anchors	Shops	Total	Anchors	Shops		Grocery Anchor [2]
South Carolina
Publix at Woodruff	Greenville	1997	100%	68,103	47,955	20,148	100.0%	100.0%	100.0%	11.77	Publix
Shoppes at Plaza Green	Greenville	2000	100%	189,730	162,068	27,662	93.7%	100.0%	56.8%	12.96		Bed Bath & Beyond, Christmas Tree Shops, American Freight, Party City, Shoe Carnival, Old Navy, Buy Buy Baby
Tennessee
Cool Springs Market	Nashville	1995	100%	230,981	172,712	58,269	97.8%	100.0%	91.4%	16.81	(Kroger)	Dick's Sporting Goods, Marshalls, Buy Buy Baby, DSW, Staples, Jo-Ann Fabric, Panera Bread
Texas
Chapel Hill Shopping Center	Dallas/Ft. Worth	2001	100%	126,812	43,450	83,362	100.0%	100.0%	100.0%	26.86	H-E-B Grocery	The Container Store, Cost Plus World Market
Colleyville Downs	Dallas/Ft. Worth	2014	100%	194,744	139,219	55,525	98.7%	100.0%	95.3%	15.90	Whole Foods	Westlake Hardware, Goody Goody Liquor, Petco, Fit Factory
Kingwood Commons	Houston	1999	100%	158,117	74,836	83,281	46.1%	14.5%	74.5%	25.96		Petco, Chico's, Talbots, Ann Taylor
Market Street Village/ Pipeline Point	Dallas/Ft. Worth	1970/2011	100%	156,616	136,737	19,879	100.0%	100.0%	100.0%	13.59	Spec's Wine Spirits & Finer Foods	Jo-Ann Fabric, Ross Stores, Buy Buy Baby, Party City
Plaza at Cedar Hill	Dallas/Ft. Worth	2000/2010	100%	295,665	234,358	61,307	91.1%	90.0%	95.2%	14.28	Sprouts Farmers Market, Total Wine & More	DSW, Ross Stores, Hobby Lobby, Marshalls, Home Goods, Ulta Beauty
Plaza Volente	Austin	2004	20%	156,082	105,000	51,082	96.4%	100.0%	89.0%	18.11	H-E-B Grocery
Portofino Shopping Center	Houston	1999/2010	100%	366,619	216,034	150,585	86.9%	89.5%	83.1%	21.50	(Sam's Club)	DSW, Michaels, PGA Superstore, PetSmart, Old Navy, TJ Maxx, Nordstrom Rack, Five Below, Adidas
Sunland Towne Centre	El Paso	1996/2014	100%	306,454	265,037	41,417	98.9%	100.0%	91.7%	11.37	Sprouts Farmers Market, Spec's Wine Spirts & Finer Foods	PetSmart, Ross Stores, Bed Bath & Beyond, At Home, Five Below
Waxahachie Crossing	Dallas/Ft. Worth	2010	100%	97,127	72,191	24,936	100.0%	100.0%	100.0%	15.57		Best Buy, PetSmart, Ross Stores, (Home Depot)
Westside Market (3)	Dallas/Ft. Worth	2013	100%	93,377	70,000	23,377	100.0%	100.0%	100.0%	16.70	Randalls Tom Thumb
Utah
Draper Crossing	Salt Lake City	2012	100%	164,657	115,916	48,741	100.0%	100.0%	100.0%	17.28	Kroger/Smith's	TJ Maxx, Dollar Tree, Downeast Home
Draper Peaks	Salt Lake City	2012	100%	227,631	101,464	126,167	93.5%	100.0%	88.3%	21.31		Michaels, Office Depot, Petco, Quilted Bear, Ross Stores, (Kohl's)

Total				11,657,803	7,871,036	3,786,767	92.8%	94.8%	88.7%	$18.54

Total at Pro-Rata Share				11,324,545	7,583,362	3,741,184	92.7%	94.6%	88.8%	$18.58

____________________
1	Percentage of Owned GLA Leased reflects Owned GLA/NRA leased as of September 30, 2021, except for Greyhound Commons and 54th & College.
2	Tenants within parentheses are non-owned.
3	Property is held for sale.

p. 32	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

NON-RETAIL OPERATING PROPERTIES

As of September 30, 2021

($ in thousands, except per square foot data)

Property	MSA	Year Built/ Renovated	Owned NRA	Percentage Of Owned NRA Leased	Annualized Base Rent[1]	Percentage of Annualized Office and Other Base Rent	Base Rent Per Leased Sq. Ft.	Major Tenants
Commercial Properties
Thirty South Meridian[2]	Indianapolis	1905/2002	284,208	95.9%	$5,528	66.8%	$20.37	Carrier, Kite Realty Group, Lumina Foundation
Union Station Parking Garage[3]	Indianapolis	1986	N/A	N/A	N/A	N/A	N/A	Denison Parking (manager)
Pan Am Plaza Parking Garage[3]	Indianapolis		N/A	N/A	N/A	N/A	N/A	Denison Parking (manager)
Stand-alone Office Components of Retail Properties
Eddy Street Office (part of Eddy Street Commons)[4]	South Bend	2009	81,628	100.0%	1,331	16.2%	16.31	University of Notre Dame Offices
Tradition Village Office (part of Tradition Village Square)	Port St. Lucie	2006	24,340	100.0%	756	9.2%	31.05
Total Commercial Properties			390,176	97.0%	$7,615	92.2%	$20.12

Other Properties
Burlington	San Antonio	1992/2000	107,400	100.0%	$644	7.8%	$6.00	Burlington
			107,400	100.0%	$644	7.8%	$6.00

Total Commercial and Other			497,576	97.6%	$8,259	100.0%	$17.00

Multi-Family/Lodging
Embassy Suites South Bend at Notre Dame[5]	South Bend	2018	—	N/A	—	—	—	Full service hotel with 164 rooms
The Foundry Lofts and Apartments at Eddy Street	South Bend	2009	—	100.0%	—	—	—	Air rights lease for apartment complex with 266 units
The Foundry Lofts and Apartments at Eddy Street Phase II	South Bend	2020	—	100.0%	—	—	—	Air rights lease for apartment complex with 453 units
Summit at City Center Apartments	New York / Northern New Jersey	2004	—	100.0%	—	—	—	Apartment complex with 24 units.

____________________
1	Annualized Base Rent represents the monthly contractual rent as of September 30, 2021 for each applicable property, multiplied by 12.
2	Annualized Base Rent includes $859,256 from the Company and subsidiaries as of September 30, 2021, which is eliminated for purposes of our consolidated financial statement presentation.
3	The garage is managed by a third party.
4	The Company also owns the Eddy Street Commons retail shopping center in South Bend, Indiana, along with a parking garage that serves a hotel and the office and retail components of the property.
5	Property owned in an unconsolidated joint venture.

p. 33	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021

COMPONENTS OF NET ASSET VALUE

As of September 30, 2021

($ in thousands)

Cash Net Operating Income (NOI)		Supplemental Page No.:	Other Assets		Supplemental Page No.:
GAAP property NOI (incl. Ground Lease Revenue)	$52,164	15	Cash and cash equivalents	$99,514	12
Below-market lease intangibles, net	(530)	17	Short-term deposits	125,000	12
Straight-line rent	(624)	17	Tenant and other receivables (net of SLR)	20,730	12
Other property related revenue	(258)	15	Restricted cash and escrow deposits	4,285	12
Ground lease ("GL") revenue	(3,663)	15	Short-term deposits and other assets	39,165	12
Consolidated Cash Property NOI (excl. GL)	$47,089		Undeveloped land in operating portfolio [1]	13,000
Annualized Consolidated Cash Property NOI (excl. ground leases)	$188,356		Land held for development	11,742
			Total Other Asset Value	$313,436

Adjustments To Normalize Annualized Cash NOI			Liabilities
Total projected remaining development / transitional redevelopment cash NOI [2]	$3,129	27	Mortgage and other indebtedness	$(1,288,994)	12
Unconsolidated EBITDA	1,614	20	KRG share of unconsolidated debt	(23,810)	20
			Partner share of consolidated joint venture debt	584	20
			Accounts payable and accrued expenses	(85,721)	12
General and administrative expense allocable to property management activities included in property expenses ($1,400 in Q3)	5,600	15, footnote 4	Other liabilities[3]	(38,243)	12
Total Adjustments	10,343		Debt premium and issuance costs, net	9,986	21
			Non-controlling redeemable joint venture interest	(10,070)
			Projected remaining under construction development/redevelopment [4]	(30,800)	27
Annualized Normalized Portfolio Cash NOI (excl. Ground Leases)	$198,699		Total Liabilities	$(1,467,068)
Annualized Ground Lease NOI	14,624
Total Annualized Portfolio Cash NOI	$213,323		Common Shares and Units Outstanding	87,004,756

____________________
1	Undeveloped land with a book value of $13.0 million at September 30, 2021.
2	Excludes the projected cash NOI and related cost from the redevelopment opportunities outlined on page 27.
3	Deferred revenue and other liabilities of $81.3 million less mark-to-market lease liability of $43.1 million.
4	Remaining costs on page 27 for development projects and Anchor Acceleration.

p. 34	Kite Realty Group Trust Supplemental Financial and Operating Statistics –9/30/2021